EXHIBIT 5.1

December 18, 2020

MGE Energy, Inc.

133 South Blair Street

Madison, Wisconsin 53788

Re: Registration Statement on Form S-8; 500,000 shares of Common Stock, par value $1 per share

Ladies and Gentlemen:

We refer to the filing of a Registration Statement on Form S-8 (the “Registration Statement”) by MGE Energy, Inc., a Wisconsin corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”), relating to the registration by the Company of 500,000 shares of Common Stock of the Company, par value $1 per share (the “Shares”), issuable under the Company’s 2021 Long-Term Incentive Plan (as amended, the “Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

We are also familiar with the Amended and Restated Articles of Incorporation and the Amended and Restated By-Laws of the Company and all amendments thereto and resolutions of the Board of Directors of the Company relating to the Plan and the Registration Statement.

In this connection, we have examined or caused to be examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and others as we have deemed necessary or appropriate as a basis for the opinions set forth herein.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.  As to any facts material to the opinion expressed herein which were not independently established or verified by us, we have relied upon statements and representations of certain officers and other representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

1.The Company is validly existing under the laws of the State of Wisconsin.

2.Assuming in each case that the individual issuances, grants or awards under the Plan are (i) duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), and (ii) when combined with previous issuances of Common Stock by the Company, shall not result in the Company having issued more than 75 million shares of Common Stock, the issuance of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be legally issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Business Corporation Law of the State of Wisconsin.

We do not find it necessary for the purposes of such opinions to cover, and accordingly we express no opinion as to the application of the securities or blue sky laws of, the various states to the sale of shares of securities.

Such opinions are limited to the laws of the State of Wisconsin and the Business Corporation Law of the State of Wisconsin. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made part of the Registration Statement.  In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.

Very truly yours,

/s/ STAFFORD ROSENBAUM LLP